Exhibit 99.1

News Release

For Immediate Release

VILLAGE BANK AND TRUST FINANCIAL CORP.

REPORTS 16.83% RETURN ON AVERAGE EQUITY AND 53% GROWTH IN EARNINGS FOR THE THIRD QUARTER OF 2019

Midlothian, Virginia, October 17, 2019. Village Bank and Trust Financial Corp. (the “Company”) (Nasdaq symbol: VBFC), parent company of Village Bank (the “Bank”), today reported unaudited results for the third quarter of 2019. Net income for the third quarter of 2019 was $1,727,000, or $1.19 per fully diluted share, compared to net income for the third quarter of 2018 of $1,128,000, or $0.79 per fully diluted share. For the nine month period ended September 30, 2019, net income was $3,173,000 or $2.20 per fully diluted share, compared to net income for the nine month period ended September 30, 2018 of $2,181,000, or $1.44 per fully diluted share. Net income available to common shareholders, which deducts from net income the dividends on preferred stock, was $2,068,000, or $1.44 per fully diluted share, for the nine month period ended September 30, 2018.

Comments from Bill Foster, President and CEO:

“We combined another strong quarter of performance in the Commercial Banking Segment with an outstanding quarter in the Mortgage Banking Segment to produce exceptional consolidated results during Q3 2019.

•	Clif Winn, President and CEO of Village Bank Mortgage Corporation, and the mortgage team excelled in handling a surge in both purchase and refinance volumes. The investments they made in people, process, technology and product over the last two years paid off in terms of exceptional client experience and stellar financial results. Application volumes remained solid as we ended the quarter, so we are optimistic that the market will remain healthy during the fourth quarter.
•	Our commercial and consumer banking teams continued to grow our franchise by winning and deepening relationships. You can see this reflected in the growth in noninterest bearing deposits and noninterest income. We offer a very compelling valuation proposition and have the talent, technology and teamwork to deliver on it.”

“We have produced $4.8MM in core operating earnings and a 12.57% core return on average equity(1) during the last four quarters. We know that we are in a battle to grow profitability in an environment where net interest margins are under pressure, and we are optimistic that we can.  We have been positioning for that since the fourth quarter of last year when we executed our loss trade in the securities portfolio to improve yields.  We have been and need to continue:

•	growing noninterest bearing deposits
•	bringing down rates on interest bearing deposits as rapidly as possible
•	trimming lower yielding assets and growing commercial and consumer loans
•	driving noninterest income growth in the commercial banking segment
•	tightly controlling noninterest expense growth in the commercial banking segment
•	recruiting mortgage producers and growing mortgage earnings”

“We have demonstrated that we can be successful in each of these areas, and we are diligently executing our plans to sustain this success.”

(1)Non-GAAP financial measure. See GAAP to Non-GAAP financial measure reconciliation at the end of this release

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Financial Highlights

Highlights for the third quarter of 2019 are as follows:

	Q3 2019		Q3 2018
Metric	GAAP	Core(1)	GAAP	Core(1)
Consolidated
Return on average equity	16.83%	16.83%	12.56%	12.86%
Return on average assets	1.25%	1.25%	0.87%	0.90%
Commercial Banking Segment
Return on average equity	10.57%	10.57%	10.71%	11.02%
Return on average assets	0.78%	0.78%	0.75%	0.77%
Net interest income to average assets	3.24%	3.24%	3.36%	3.39%
Provision to average assets	0.00%	0.00%	0.00%	0.00%
Noninterest income to average assets	0.52%	0.52%	0.47%	0.47%
Noninterest expense to average assets	2.77%	2.77%	2.91%	2.91%
Mortgage Banking Segment
Return on average equity	6.27%	6.27%	1.85%	1.85%
Return on average assets	0.46%	0.46%	0.13%	0.13%
Net income before tax to average assets	0.59%	0.59%	0.17%	0.17%

(1) Non-GAAP financial measure. See GAAP to Non-GAAP financial measure reconciliation at the end of this release.

Operating Results

The following table presents quarterly results for the indicated periods (in thousands):

GAAP Operating Results by Segment
	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018
Pre-tax earnings (loss) by segment
Commercial banking	$1,376	$642	$1,095	$1,050	$1,195
Mortgage banking	814	175	(110)	(6)	213
Income before income tax expense (benefit)	2,190	817	985	1,044	1,408
Commercial banking income tax expense	292	143	198	189	233
Mortgage banking income tax expense	171	37	(22)	(1)	47
Net income	$1,727	$637	$809	$856	$1,128

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GAAP pre-tax income was adjusted for items that are considered non-core and unrelated to the Company’s normal operations. Items described in the section below impacted earnings for the Company, the Commercial Banking Segment and Mortgage Banking Segment during the periods presented. The Company believes the exclusion of these items provides a clearer view of the economic results of the segment’s operations. The table below includes the impact of non-core items for the periods presented (in thousands):

Core Operating Results by Segment(1)
	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018
Commercial banking GAAP pre-tax earnings	$1,376	$642	$1,095	$1,050	$1,195
Non-core (income) expense items
Salaries and benefits(2)	-	760	-	-	-
Branch write-down	-	-	-	56	-
(Gain)/loss on sale of securities	-	-	(101)	89	-
Other non-core expense(3)	-	12	43	119	35
Commercial banking operating income	1,376	1,414	1,037	1,314	1,230
Mortgage banking GAAP pre-tax earnings (loss)	814	175	(110)	(6)	213
Non-core (income) expense items
Salaries and benefits(2)	-	54	-	-	-
Mortgage banking operating income	814	229	(110)	(6)	213
Core operating income before income tax expense	2,190	1,643	927	1,308	1,443
Commercial banking income tax expense(4)	292	305	186	244	240
Mortgage banking income tax expense(4)	171	48	(22)	(1)	47
Core operating net income	$1,727	$1,290	$763	$1,065	$1,156

(1) Non-GAAP financial measure.

(2) The Company recognized $814,000 in additional compensation expense during Q2 2019, as a result of the accelerated vesting of restricted stock awards and retirement benefits as disclosed in the Company's Form 8-K filed on June 25, 2019.

(3) Other non-core expense is composed of the write-off of premiums associated with United State Department of Agriculture Loans, $12,000 during Q2 2019, $96,000 during Q4 2018, and $35,000 during Q4 2018, and additional audit and tax fees of $43,000 during Q1 2019 and $23,000 during Q4 2018 associated with the transition of our external auditors during 2018.

(4) Income tax expense was adjusted for the non-core items at the corporate tax rate of 21%.

The Company posted core pre-tax earnings of $2,190,000 for Q3 2019 which generated a return on average equity of 16.83% and a return on average assets of 1.25% compared to core pre-tax earnings of $1,443,000 for Q3 2018 which generated a return on average equity of 12.86% and a return on average assets of 0.90%.

The Commercial Banking Segment posted core pre-tax earnings of $1,376,000 for Q3 2019 compared to $1,230,000 for Q3 2018.

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The following are variances of note:

•	During Q3 2019, net interest margin contracted by 19 basis points to 3.59%. This was the result of several factors which include the following:

o	A portion of the net interest margin compression can be attributed to the two 25 basis point reductions in the federal funds target and our asset sensitivity. This accounts for net interest margin compression somewhere in the mid-single digits (in terms of basis points). We have worked to reduce our exposure to falling rates by taking steps to shorten the repricing of our liabilities and improving our earning asset mix.
o	We experienced substantial growth in noninterest bearing and money market deposit account balances, which were invested in fed funds sold. This incremental deposit growth was invested profitably, but yielded a net interest margin substantially lower than our overall net interest margin. The growth in noninterest bearing deposits is driven by new and growing relationships, which is very positive and should benefit us in future periods by creating capacity to continue growing loans. Most of the money market growth is temporary in nature and will be withdrawn and reinvested by the client in the coming quarters. The dilutive effect of these factors on net interest margin accounts for the majority of our net interest margin compression during the quarter.

•	The Commercial Banking Segment recognized noninterest income of $725,000 for Q3 2019, compared to $609,000 for Q3 2018, or an increase of 19.05%. The increase in noninterest income was a result of increased fee income from commercial banking depository services, interchange fee income, and the recognition of a gain on the sale of a Small Business Administration (“SBA”) loan guaranteed strip.
•	The Commercial Banking Segment incurred noninterest expenses of $3,829,000 for Q3 2019, compared to $3,754,000, or an increase of 2.00%. The slight increase in noninterest expenses was the result of continued disciplined expense control.

Loan Portfolio Mix and Asset Quality

The following table provides the composition of our loan portfolio at the dates indicated (in thousands):

Loans Outstanding
Loan Type	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018
C&I + Owner occupied commercial real estate	$138,614	$139,677	$142,167	$134,792	$137,774
Nonowner occupied commercial real estate	122,866	118,562	111,578	108,816	102,649
Acquisition, development and construction	33,841	33,129	36,383	41,608	41,081
Total commercial loans	295,321	291,368	290,128	285,216	281,504
Consumer/Residential	90,462	90,121	88,300	87,641	91,714
Student	34,520	36,126	37,396	39,315	40,502
Other	2,444	2,221	1,986	2,258	1,835
Total loans	$422,747	$419,836	$417,810	$414,430	$415,555

Commercial loans grew by $4.0 million from Q2 2019 and $13.8 million from Q3 2018, and the growth was achieved net of a $2.4 million sale of United States Department of Agriculture guaranteed loan balances during the quarter. Student loans continued to amortize as expected.

Asset quality metrics continue to compare favorably to our peers as follows:

Asset Quality Metrics
	Village					Peer Group
Metric	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2019(1)
Allowance for Loan and Lease Losses/Nonperforming Loans	164.03%	174.50%	143.25%	135.03%	150.59%	156.80%
Net Charge-offs (recoveries) to Average Loans(2)	(0.05%)	(0.02%)	0.02%	0.08%	0.07%	0.15%
Nonperforming Loans/Loans (excluding Guaranteed Loans)	0.51%	0.48%	0.58%	0.63%	0.59%	0.76%
Nonperforming Assets/Bank Total Assets (3)	0.43%	0.42%	0.51%	0.54%	0.51%	0.79%

(1) Source - SNL data for VA Banks <$1 Billion in assets as of June 30, 2019.

(2) Annualized.

(3) Nonperforming assets excluding performing troubled debt restructurings.

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Deposits

The following table provides the composition of our deposits at the dates indicated (in thousands):

Deposits Outstanding
Deposit Type	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018
Noninterest-bearing demand	$147,969	$132,965	$122,923	$119,317	$120,374
Interest checking	46,631	49,019	48,223	49,188	48,489
Money market	113,061	90,278	91,585	86,295	88,833
Savings	25,945	26,379	27,727	28,694	28,683
Time deposits	143,833	147,585	152,942	155,553	150,487
Total deposits	$477,439	$446,226	$443,400	$439,047	$436,866

Total deposits increased by $31.2 million, or 6.99%, from Q2 2019, and by $40.6 million, or 9.29%, from Q3 2018. Noninterest bearing demand account balances grew $15.0 million from Q2 2019 and $27.6 million from Q3 2018, and represented 30.99% of total deposits compared to 29.80% as of Q2 2019 and 27.55% as of Q3 2018. Money market balances grew $22.8 million from Q2 2019 and by $24.2 million from Q3 2018. Time deposits decreased by $3.8 million from Q2 2019 and $6.7 million from Q3 2018.

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About Village Bank and Trust Financial Corp.

Village Bank and Trust Financial Corp. was organized under the laws of the Commonwealth of Virginia as a bank holding company whose activities consist of investment in its wholly-owned subsidiary, Village Bank. Village Bank is a full-service Virginia-chartered community bank headquartered in Midlothian, Virginia with deposits insured by the Federal Deposit Insurance Corporation (“FDIC”).  The Bank has ten branch offices. Village Bank and its wholly-owned subsidiary, Village Bank Mortgage Corporation, offer a complete range of financial products and services, including commercial loans, consumer credit, mortgage lending, checking and savings accounts, certificates of deposit, and 24-hour banking.

Non-GAAP Financial Measures

The accounting and reporting polices of the Company conform to generally accepted accounting principles in the United States (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. These measures include core operating income for the consolidated entity, the commercial banking segment, and the mortgage banking segment. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are included as tables at the end of this release.

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements. For this purpose, any statement, that is not a statement of historical fact may be deemed to be a forward-looking statement. These forward-looking statements may include statements regarding profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk, growth strategy and financial and other goals. Forward-looking statements often use words such as “believes,” “expects,” “plans,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements.

There are many factors that could have a material adverse effect on the operations and future prospects of the Company including, but not limited to:

•	changes in assumptions underlying the establishment of allowances for loan losses, and other estimates;
•	the risks of changes in interest rates on levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities;
•	the effects of future economic, business and market conditions;
•	our inability to maintain our regulatory capital position;
•	the Company’s computer systems and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions despite security measures implemented by the Company;

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•	changes in market conditions, specifically declines in the residential and commercial real estate market, volatility and disruption of the capital and credit markets, soundness of other financial institutions we do business with;
•	risks inherent in making loans such as repayment risks and fluctuating collateral values;
•	changes in operations of Village Bank Mortgage Corporation as a result of the activity in the residential real estate market;
•	legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other changes in banking, securities, and tax laws and regulations and their application by our regulators, and changes in scope and cost of FDIC insurance and other coverages;
•	exposure to repurchase loans sold to investors for which borrowers failed to provide full and accurate information on or related to their loan application or for which appraisals have not been acceptable or when the loan was not underwritten in accordance with the loan program specified by the loan investor;
•	governmental monetary and fiscal policies;
•	changes in accounting policies, rules and practices;
•	reliance on our management team, including our ability to attract and retain key personnel;
•	competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources;
•	demand, development and acceptance of new products and services;
•	problems with technology utilized by us;
•	changing trends in customer profiles and behavior; and
•	other factors described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”).

Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Web site at www.sec.gov.

For further information contact Donald M. Kaloski, Jr., Executive Vice President and CFO at 804-897-3900 or dkaloski@villagebank.com.

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Financial Highlights

(Dollars in thousands, except per share amounts)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
	(Unaudited)	(Unaudited)	(Unaudited)	*	(Unaudited)
Balance Sheet Data
Total assets	$559,929	$536,534	$522,274	$514,866	$512,319
Investment securities	46,031	43,415	41,835	44,253	45,985
Loans held for sale	14,503	13,060	5,218	6,128	4,496
Loans, net	420,400	417,539	415,520	412,092	413,188
Deposits	477,439	446,226	443,400	439,047	436,866
Borrowings	35,351	45,343	35,335	35,327	36,819
Shareholders' equity	41,516	39,679	38,313	37,133	35,819
Book value per share	$28.57	$27.46	$26.64	$25.87	$24.98
Total shares outstanding	1,453,009	1,444,854	1,438,430	1,435,283	1,434,123

Asset Quality Ratios
Allowance for loan losses to:
Loans, net of deferred fees and costs	0.73%	0.72%	0.72%	0.73%	0.75%
Nonperforming loans	164.03%	174.50%	143.25%	135.03%	150.59%
Net charge-offs (recoveries) to average loans	(0.05%)	(0.02%)	0.02%	0.08%	0.07%
Nonperforming assets to total assets	0.43%	0.42%	0.51%	0.54%	0.51%

Bank Capital Ratios
Common equity tier 1	11.95%	11.70%	11.88%	11.70%	11.43%
Tier 1	11.95%	11.70%	11.88%	11.70%	11.43%
Total capital	12.63%	12.44%	12.63%	12.46%	12.22%
Tier 1 leverage	9.35%	9.36%	9.46%	9.15%	8.96%

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Operating Data
Interest income	$6,010	$5,871	$5,709	$5,659	$5,480
Interest expense	1,398	1,319	1,243	1,171	1,047
Net interest income before provision for loan losses	4,612	4,552	4,466	4,488	4,433
Provision for loan losses	-	-	-	-	-
Noninterest income	2,466	1,948	1,518	1,396	1,795
Noninterest expense	4,888	5,683	4,999	4,840	4,820
Income before income tax expense	2,190	817	985	1,044	1,408
Income tax expense	463	180	176	188	280
Net income	$1,727	$637	$809	$856	$1,128
Earnings per share
Basic	$1.19	$0.44	$0.56	$0.60	$0.79
Diluted	$1.19	$0.44	$0.56	$0.60	$0.79

Performance Ratios
Return on average assets	1.25%	0.49%	0.64%	0.66%	0.87%
Return on average equity	16.83%	6.52%	8.69%	9.29%	12.56%
Net interest margin	3.59%	3.78%	3.83%	3.73%	3.72%

* Derived from audited consolidated financial statements.

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Financial Highlights

(Dollars in thousands, except per share amounts)

	Nine Months Ended
	September 30,	September 30,
	2019	2018
	(Unaudited)	(Unaudited)
Selected Operating Data
Interest income	$17,590	$15,409
Interest expense	3,960	2,737
Net interest income before provision for loan losses	13,630	12,672
Provision for loan losses	-	-
Noninterest income	5,932	4,795
Noninterest expense	15,570	14,781
Income before income tax expense	3,992	2,686
Income tax expense	819	505
Net income	$3,173	$2,181
Net income available to common shareholders	$3,173	$2,068
Earnings per share
Basic	$2.20	$1.44
Diluted	$2.20	$1.44

Performance Ratios
Return on average assets	0.80%	0.59%
Return on average equity	10.81%	7.99%
Net interest margin	3.73%	3.74%

* Derived from audited consolidated financial statements.

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Reconciliation of Non-GAAP Financial Measures

(Dollars in thousands, except per share amounts)

	Last Twelve Months	Three Months Ended
	September 30,	September 30,	June 30,	March 31,	December 31,	September 30,
Core ROE and ROAA	2019	2019	2019	2019	2018	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Average shareholder's equity	$38,552	$40,704	$39,211	$37,749	$36,545	$35,642
Average assets	$524,730	$548,876	$522,092	$512,313	$515,637	$511,793
Core operating net income (loss)(1)
Consolidated	$4,844	$1,727	$1,290	$763	$1,065	$1,156
Commercial Banking Segment	$4,114	$1,084	$1,109	$851	$1,070	$990
Mortgage Banking Segment	$731	$643	$181	$(88)	$(5)	$166
Return on Average Equity(2)
Consolidated	12.57%	16.83%	13.19%	8.20%	11.56%	12.86%
Commercial Banking Segment	10.67%	10.57%	11.34%	9.14%	11.61%	11.02%
Mortgage Banking Segment	1.90%	6.27%	1.85%	(0.95%)	(0.05%)	1.85%
Return on Average Assets(2)
Consolidated	0.92%	1.25%	0.99%	0.60%	0.82%	0.90%
Commercial Banking Segment	0.78%	0.78%	0.85%	0.67%	0.82%	0.77%
Mortgage Banking Segment	0.14%	0.46%	0.14%	(0.07%)	(0.00%)	0.13%

	Q3 2019			Q3 2018
Financial Highlights	GAAP	Non-Core(1)	Core(1)	GAAP	Non-Core(1)	Core(1)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating Metrics
Commercial Banking Segment
Net Interest Income	$4,480	$-	$4,480	$4,340	$35	$4,375
Provision	-	-	-	-	-	-
Noninterest income	725	-	725	609	-	609
Noninterest expense	3,829	-	3,829	3,754	-	3,754
Mortgage Banking Segment
Net income before tax	$814	$-	$814	$213	$-	$213

Operating Ratios(2)
Commercial Banking Segment
Net Interest Income to average assets	3.24%	0.00%	3.24%	3.36%	0.03%	3.39%
Provision to average assets	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Noninterest income to average assets	0.52%	0.00%	0.52%	0.47%	0.00%	0.47%
Noninterest expense to average assets	2.77%	0.00%	2.77%	2.91%	0.00%	2.91%
Mortgage Banking Segment
Net income before tax to average assets	0.59%	0.00%	0.59%	0.17%	0.00%	0.17%

(1) Derived from the Core Operating Results by Segment table.

(2) Annualized.

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